Exhibit 99.1

Formal Notice of Blackout Period

Under the

Gannett Co., Inc. 401(k) Savings Plan

(As Required Under Section 306(a)(6) of the Sarbanes-Oxley Act of 2002)

To:	All Executive Officers and Directors of Gannett Co., Inc.
Securities and Exchange Commission

From:	Gannett Co., Inc.

Date:	October 31, 2019

Subject:	Notice of Trading Blackout Period

This Notice is being provided to you pursuant to Rule 104 of Regulation BTR, promulgated under Section 306(a)(6) of the Sarbanes Oxley Act of 2002. The purpose of this Notice is to inform you of an impending “blackout period” under the Gannett Co., Inc. 401(k) Savings Plan (the “Savings Plan”), during which you will be generally prohibited from effecting any direct or indirect transactions in Gannett Co., Inc. common stock, par value $0.01 per share (“Company Stock”) (or, following the Merger (as defined below), common stock of New Media Investment Group Inc. (“New Media”)), that you acquired in connection with your employment or service as an executive officer or director of Gannett Co., Inc. (“Gannett”).

Reasons for Blackout Period

On August 5, 2019, Gannett entered into an Agreement and Plan of Merger with New Media, Arctic Holdings LLC, a wholly owned subsidiary of New Media (“Intermediate HoldCo”), and Arctic Acquisition Corp., a wholly owned subsidiary of Intermediate HoldCo (“Merger Sub”), pursuant to which Merger Sub will merge with and into Gannett with Gannett surviving the merger as a wholly owned subsidiary of Intermediate HoldCo and an indirect wholly owned subsidiary of New Media (the “Merger”).

As a result of the occurrence of the Merger, the Gannett Stock Fund and the Gannett ESOP Company Match Fund (the “Old Gannett Stock Funds”) in the Savings Plan, which hold shares of Company Stock, will be closed and replaced with a new Stock Fund and a new ESOP Company Match Fund, in each case, denominated in New Media common stock (the “New Stock Funds”). As a result of the closing of the Old Gannett Stock Funds and the creation of the New Stock Funds, participants in the Savings Plan and their beneficiaries will be temporarily be unable to transfer funds into or out of the Old Gannett Stock Funds or the New Stock Funds. This period, during which participants and beneficiaries will be unable to exercise these rights otherwise available under the Savings Plan, is called a “blackout period.”

Length of Blackout Period

The blackout period is expected to begin at 1:00 p.m. Eastern Daylight Time on the day that is immediately prior to the closing date of the Merger and end within ten (10) business days after the commencement of the blackout. Subject to the receipt of the requisite approvals from Gannett and New Media stockholders and the satisfaction of other customary closing conditions, Gannett expects that the Merger will close shortly following the upcoming Gannett and New Media special stockholder meetings, which are currently scheduled for November 14, 2019. Gannett will provide you with notice of the closing date of the Merger as soon as reasonably practicable following the determination of the closing date and, following such notice, if the closing date of the Merger changes and Gannett is required to adjust the beginning date or the length of the blackout period, Gannett will provide you with notice of such adjustment as soon as reasonably practicable.

Restrictions on Executive Officers and Directors During the Blackout Period

Because participants and beneficiaries of the Plans will be unable to move assets into or out of the Old Gannett Stock Funds during the blackout period, Gannett’s executive officers and directors will be subject to the trading restrictions imposed under Section 306(a) of the Sarbanes-Oxley Act of 2002 for the duration of the blackout period. Subject to limited exceptions, these restrictions generally prohibit the direct or indirect purchase, sale or other acquisition or transfer of any Company Stock (or, following the Merger, New Media common stock) that you acquired in connection with your employment or service as an executive officer or director of Gannett. For this purpose, there is a rebuttable presumption that any Company Stock (or, following the Merger, New Media common stock) that you attempt to transfer during the blackout period was acquired in connection with your employment or service with Gannett.

Who to Contact for Additional Information

If you have any questions about this Notice or the blackout period generally, you may contact Elizabeth A. Allen, Vice President, General Counsel and Secretary, 7950 Jones Branch Drive, McLean, Virginia 22107, 703-854-6000.

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